EXHIBIT 23.1


                                                                  AMISANO HANSON
A PARTNERSHIP OF INCORPORATED PROFESSIONALS
                                                           CHARTERED ACCOUNTANTS



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Form SB-2 of Radial Energy Inc. (the "Company"), of our report of February 28, 2006, on the financial statements as of December 31, 2005 and 2004 and for the years then ended and for the period from June 30, 2000 (Date of Inception) to December 31, 2005. We also consent to the reference to our firm under the heading "Experts" in the Form SB-2. Our report dated February 28, 2006, contains additional comments that state that conditions and events exist that cast substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.




Vancouver, Canada                                            "AMISANO HANSON"
November 1, 2006                                          CHARTERED  ACCOUNTANTS















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